UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   SEPTEMBER 20, 2004



                            HERSHA HOSPITALITY TRUST
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          MARYLAND                    001-14765               251811499
-----------------------------  ------------------------  -------------------
(State or other jurisdiction   (Commission File Number)     (IRS Employer
     of incorporation)                                   Identification No.)


                          510 WALNUT STREET, 9TH FLOOR
                        PHILADELPHIA, PENNSYLVANIA 19106
                            (Address and zip code of
                          principal executive offices)

       Registrant's telephone number, including area code: (215) 238-1046

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

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
[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
      (17 CFR 240.14d-2(b))

[_]   Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act
      (17 CFR 240.13e-4(c))
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ITEM 8.01     OTHER EVENTS.

     On September 20, 2004, Hersha Hospitality Trust (the "Company") announced that it has entered into an underwriting agreement with Citigroup Global Markets Inc. ("Citigroup") pursuant to which it has agreed to sell to Citigroup an aggregate of 3,500,000 of its common shares of beneficial interest (the "Underwriting Agreement"). The Underwriting Agreement grants Citigroup a 30-day over-allotment option to purchase up to an additional 525,000 common shares. The net proceeds of the offering to the Company will be approximately $32.8 million. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and incorporated herein by reference.

     On September 20, 2004, the Company issued a press release with respect to the Underwriting Agreement. A copy of the press release is attached hereto as
Exhibit 99.1 and incorporated herein by reference.


ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

     (c)   Exhibits.

     Exhibit 1.1 Underwriting Agreement, dated September 20, 2004, by and between the Company and Citigroup Global Markets Inc.

     Exhibit 99.1 Press Release with respect to the Underwriting Agreement, dated September 20, 2004.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     HERSHA  HOSPITALITY  TRUST



Date:  September  22,  2004          By:     /s/ Ashish R. Parikh
                                             -----------------------------------
                                             Ashish R. Parikh
                                             Chief Financial Officer


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                                  EXHIBIT INDEX

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EXHIBIT  DESCRIPTION
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
1.1      Underwriting Agreement, dated September 20, 2004, by and between the Company and
         Citigroup Global Markets Inc.


99.1     Press Release with respect to the Underwriting Agreement, dated September 20, 2004.
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